UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 03, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 3, 2024, the Audit Committee of the Board of Directors of CleanSpark, Inc. (the “Company”) approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements effective immediately. Accordingly, MaloneBailey, LLP (“MaloneBailey”), the Company’s prior independent registered public accounting firm, was informed on July 3, 2024 that it was dismissed and replaced by BDO as the Company’s independent registered public accounting firm.

MaloneBailey’s report on the Company’s consolidated balance sheets as of September 30, 2023 and 2022 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flow for each of the fiscal years then ended, and the related notes to such consolidated financial statements (collectively, the “Company financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2023 and September 30, 2022, and the subsequent interim period through July 3, 2024, there were no: (i) disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to MaloneBailey’s satisfaction would have caused MaloneBailey to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting related to the Company’s general information technology controls over third-party information systems and applications that are relevant to the preparation of the Company’s financial statements, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

The Company has provided MaloneBailey with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that MaloneBailey furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from MaloneBailey is attached hereto as Exhibit 16.1.

During the fiscal years ended September 30, 2023 and September 30, 2022, and the subsequent interim period through July 3, 2024, the Company did not consult BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit No.
16.1	Letter from MaloneBailey, LLP, dated July 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

Date:	July 3, 2024	By:	/s/ Gary A. Vecchiarelli
Name: Gary A. Vecchiarelli Title: Chief Financial Officer